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                                                                    EXHIBIT 5.02

[LETTERHEAD OF ALLEN & GLEDHILL]

5 August 2003

[Flextronics International Ltd.]
36 Robinson Road
#18-01 City House
Singapore 068877

Dear Sirs

REGISTRATION STATEMENT ON FORM S-4 OF FLEXTRONICS INTERNATIONAL LTD.

1. We have acted as legal advisers in Singapore to Flextronics International Ltd. (the "COMPANY") in connection with the authorisation, issuance and sale by the Company, of US$400,000,000 6.50 per cent. Senior Subordinated Notes due 2013 (the "NOTES"), pursuant to an exchange offer (the "EXCHANGE OFFER") as described in the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") dated 5 August 2003 under the Securities Act of 1933, as amended (the "SECURITIES ACT").

2.       For the purpose of rendering this opinion, we have examined:

         (a)      an executed copy of the Indenture (the "INDENTURE") dated
                  8 May 2003, made between the Company and J.P. Morgan Trust Company, National Association, as trustee, as provided to us by electronic mail on 8 May 2003;

         (b)      a copy of the Registration Statement;

         (c) copies of the Memorandum and Articles of Association of the Company and its Certificate of Incorporation of Private Company, Certificate of Incorporation on Conversion to a Public Company and Certificate of Incorporation on Change of Name of Company;

         (d) a copy each of (i) the resolutions of the Board of Directors of the Company passed on 3 April 2003 (ii) the resolutions of the Pricing Committee of the Board of Directors of the Company passed on 5 May 2003 and (iii) the resolutions of the Board of Directors of the Company passed on 29 July 2003, less all attachments and tabled document referred to in such resolutions, as provided to us by electronic mails on 8 May 2003 and 2 August 2003 respectively (the "COMPANY'S RESOLUTIONS"); and

         (e) such other documents as we have considered necessary or desirable to examine in order that we may render this opinion.

     A list of the partners and their professional qualifications is open to inspection at the above office.

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3.       We have assumed:

         (a) that the Indenture is within the capacity and powers of, and has been validly authorised by, each party thereto (other than the Company) and has been validly executed and delivered by and on behalf of each party thereto;

         (b) the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

         (c) that copies of the Memorandum and Articles of Association, the Certificate of Incorporation of Private Company, the Certificate of Incorporation on Conversion to a Public Company and Certificate of Incorporation on Change of Name of Company of the Company submitted to us for examination are true, complete and up-to-date copies;

         (d) that copies of the Company's Resolutions submitted to us for examination are true, complete and up-to-date copies and that the Company's Resolutions have not been rescinded or modified and they remain in full force and effect and that no other resolution or other action has been taken which could affect the validity of the Company's Resolutions;

         (e) that the Indenture constitutes, and the Notes, when duly issued upon consummation of the Exchange Offer, will constitute, legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of all jurisdictions other than Singapore;

         (f) that there are no provisions of the laws of any jurisdiction other than Singapore which may be contravened by the execution or delivery of the Indenture and the Notes insofar as any obligation expressed to be incurred or performed under the Indenture and the Notes falls to be performed in or is otherwise subject to the laws of any jurisdiction other than Singapore, its performance will not be illegal by virtue of the laws of that jurisdiction;

         (g) that all consents, approvals, authorisations, licences, exemptions or orders required from any governmental body or agency outside Singapore and all other requirements outside Singapore for the legality, validity and enforceability of the Indenture and the Notes have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied; and

         (h) that the Notes will be duly issued and duly delivered upon consummation of the Exchange Offer against receipt of the old notes (as referred to in the Registration Statement) surrendered in exchange therefor as contemplated by the Registration Statement.

4. Based on the foregoing, we are of the opinion that the Company has taken all necessary corporate action required under the laws of Singapore to authorise the issue of the Notes, and the Notes when duly executed and delivered in accordance with the Indenture will constitute legal, valid, binding and enforceable obligations of the Company under the laws of Singapore.

5. This opinion relates only to the laws of general application of Singapore as at the date hereof and as currently applied by the Singapore courts, and is given on the basis that it will be governed by and construed in accordance with the laws of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Singapore. In respect of the Indenture and the Notes, we have assumed due compliance with all matters concerning United

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         States Federal laws, California laws and New York laws and the laws of all other relevant jurisdictions other than Singapore.

6.       The qualifications to which this opinion is subject are as follows:

         (a) enforcement of the obligations of the Company under the Indenture may be affected by prescription or lapse of time, bankruptcy, insolvency, liquidation, reorganisation, reconstruction or similar laws generally affecting creditors' rights;

         (b) the power of the Singapore courts to grant equitable remedies such as injunction and specific performance is discretionary and accordingly a Singapore court might make an award of damages where an equitable remedy is sought;

         (c) where under the Indenture, any person is vested with a discretion or may determine a matter in its opinion, Singapore law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds;

         (d) by virtue of the Limitation Act, Chapter 163 of Singapore, failure to exercise a right of action for more than six years will operate as a bar to the exercise of such right and failure to exercise such a right for a lesser period may result in such right being waived;

         (e) a Singapore court may stay proceedings if concurrent proceedings are brought elsewhere;

         (f) where obligations are to be performed in a jurisdiction outside Singapore, they may not be enforceable in Singapore to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction;

         (g) any provision in the Indenture and the Notes as to severability may not be binding under the laws of Singapore and the question of whether or not such provisions which is illegal, invalid or unenforceable may be severed from other provisions in order to save such other provisions depends on the nature of the illegality, invalidity or unenforceability in question and would be determined by a Singapore court at its discretion;

         (e) we express no opinion as to events and conditions which might violate covenants, restrictions or provisions with respect to financial ratios or tests or any contractual provision measured by the financial conditions or results of operation of the Company or any of its subsidiaries;

         (f) a Singapore court may refuse to give effect to clauses in the Indenture in respect of the costs of unsuccessful litigation brought before a Singapore court or where the court has itself made an order for costs;

         (g) we express no opinion on the legality or enforceability of the performance of the Company of its obligations of indemnification or contribution set forth in the Indenture; and

         (h) any term of an agreement may be amended orally by all the parties notwithstanding provisions to the contrary in the Indenture.

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7.       Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Indenture or the Notes or otherwise including, but without limitation, any other document signed in connection with the Indenture or the Notes. Further, our opinion is not to be transmitted to, nor is it to be relied upon by, any other person or quoted or referred to in any public document or filed with any governmental authority or agency without our prior written consent.

8. We consent to the filing of this legal opinion as Exhibit 5.02 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the U.S. Securities and Exchange Commission. This opinion may also be relied upon by Fenwick & West LLP, United States Counsel for the Company in connection with the opinion to be delivered to the Company and filed as Exhibit 5.01 to the Registration Statement.

Yours faithfully

     /s/ Allen & Gledhill